 Registration No. 333-255370

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AB INTERNATIONAL GROUP CORP.

(Exact name or Registrant as specified in its charter)

Nevada	6794	37-1740351
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

48 Wall Street, Suite 1009, New York, NY 10005 (212) 918-4519
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of all communications to:

Scott Doney

The Doney Law Firm

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113

(702) 982-5686

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 2 deregisters those securities that remain unsold as of the date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 2 (this “Amendment”) amends the Registration Statement on Form S-1 (File No. 333-255370), filed by AB International Group Corp., a Nevada corporation (the “Company”), initially filed with the Securities and Exchange Commission on April 20, 2021, and declared effective on May 3, 2021 (the “Registration Statement”). The Registration Statement originally registered a total of 69,861,682 shares of common stock, par value $0.001 per share (“Common Stock”), for resale in connection with an equity line financing and preferred stock conversions (the “Offering”). The selling shareholders have sold a total of 52,326,604 shares of Common Stock over the course of the Offering, and the Company now desires to terminate the Offering and deregister all unsold shares of Common Stock.

Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Amendment to deregister 17,535,078 shares of Common Stock previously registered under the Registration Statement.

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 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on July 30, 2022.

DATE	SIGNATURE	TITLE

August 2, 2022	/s/ Chiyuan Deng	Chief Executive Officer
	Chiyuan Deng	(Principal Executive Officer)

DATE	SIGNATURE	TITLE

August 2, 2022	/s/ Jianli Deng	Chief Financial Officer and Director
	Jianli Deng	(Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

DATE	SIGNATURE	TITLE

August 2, 2022	/s/ Chiyuan Deng	Chief Executive Officer
	Chiyuan Deng	(Principal Executive Officer)

DATE	SIGNATURE	TITLE

August 2, 2022	/s/ Jianli Deng	Chief Financial Officer and Director
	Jianli Deng	(Principal Financial Officer and Principal Accounting Officer)

DATE	SIGNATURE	TITLE

August 2, 2022	/s/ Ho Fai Lam	Director
Ho Fai Lam

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